Exhibit 3.72(a)

CERTIFICATE OF INCORPORATION
OF
TURIS COAL COMPANY

* * * * * * * * * * * * * * * * * *

           FIRST: The name of the corporation is: TURIS COAL COMPANY

           SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           THIRD: The nature of the business or purposes to be conducted or promoted are:

                     (1) To acquire, purchase, lease, option, own, sell, and mortgage coal lands or supposed coal lands or mineral estates; to buy, lease and sell real estate or interests therein; to prospect for, explore for, develop, produce, mine, and market coal and other minerals or mineral products, and generally to buy, sell, handle and deal in the market in coal of all kinds; to purchase, own, control, erect, construct, operate and maintain coal mining plants, machinery, buildings and equipment for the operation of coal or other mines, and for the transportation, treatment, removal, storage, shipment, delivery or marketing of coal or other minerals; to construct and operate railways and tramways for mining and transporting coal; to build and lease houses for the use of miners and others, including the purchase and sale of same;

                     (2) To enter into, make, perform and carry out contracts of any kind for any lawful purpose with respect to the conducting and financing of the operations of the corporation;

                     (3) To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any of the powers herein set forth, either alone or in conjunction with other corporations, firms or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the above mentioned objects, purposes or powers.

           FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock with a par value of one dollar ($1.00) per share.

           FIFTH: The name and mailing address of the incorporator is as follows:

NAME SHELL OIL COMPANY	MAILING ADDRESS One Shell Plaza P. O. Box 2463 Houston, TX 77001

           SIXTH: In addition to the powers conferred by the laws of the State of Delaware, the Board of Directors shall have the power from time to time to make, alter, amend and repeal the By-Laws of the corporation, subject to the power of the holders of the Common Stock to alter or repeal the By-Laws made by the Board of Directors.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this 11th day of August, 1980.

SHELL OIL COMPANY

(CORPORATE SEAL)	By: /S/ C. L. Blackburn Executive Vice President

ATTEST:

By: [illegible]
Assistant Secretary

STATE OF TEXAS COUNTY OF HARRIS	) ) )	SS:

          BEFORE ME, A Notary Public in and for Harris County, Texas, on this day personally appeared C. L. Blackburn, known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Incorporation, and acknowledged to me that the same was the act and deed of said SHELL OIL COMPANY, a corporation; and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed and that the facts stated therein are true.

           GIVEN under my hand and seal of office this 11th day of July, 1980.

(SEAL)	/S/ Laurie K. Plautz Notary Public in and for Harris County, Texas Laurie K. Plautz Notary Public in and for Harris County, Texas My Commission Expires October 19, 1981

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

          Pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, the undersigned corporation does hereby certify as follows:

          FIRST: Turis Coal Company was duly incorporated under the laws of Delaware by Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 15, 1980.

           SECOND: The Company has not received any payment for any of its stock.

          THIRD: by Unanimous Action dated September 4, 1980, the Directors of the Company, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, duly adopted an amendment to its Certificate of Incorporation, effective as of the date on which the original Certificate of Incorporation became effective, so that, as amended, Article First of said Certificate of Incorporation reads as follows:

                                "FIRST: The name of the Corporation is: TURRIS COAL COMPANY."

          THE UNDERSIGNED, for the purpose of effecting the foregoing amendment, makes this Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this 23, day of September, 1980.

(CORPORATE SEAL)	TURIS COAL COMPANY By: /S/ E. C. Sumner E. C. Sumner, President

ATTEST:
By: [illegible]
Assistant Secretary

UNITED STATES OF AMERICA STATE OF TEXAS COUNTY OF HARRIS CITY OF HOUSTON	) ) ) ) ) ) ) )	SS:

          I, Patricia A. Smith, a notary public in and for the County of Harris, State of Texas, do hereby certify that E. C. Sumner, President of the above named Turis Coal Company, personally known to me to be the same person whose name is subscribed to the attached instrument as such President, appeared before me this day in person, and acknowledged that he signed, sealed and delivered the said instrument as the free and voluntary act of said Turis Coal Company.

           Dated this 23rd day of September, 1980.

(SEAL)	/S/ Patricia A. Smith Notary Public in and for Harris County, Texas

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the "Corporation") is: TURRIS COAL COMPANY

2.	The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L?100, City of Dover, 19901, County of Kent.

3.	The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice?Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the change hereinbefore set forth by resolution of its Board of Directors.

Signed on March 30, 1990.

/S/ G. J. Oberlick G. J. Oberlick, President

Attest:

/S/ S. J. Paul
S. J. Paul, Secretary

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
TURRIS COAL COMPANY

Adopted in accordance with the provisions
of Section 242 of the General Corporation Law of
the State of Delaware

          The undersigned officers of Turris Coal Company, a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting ARTICLE THIRD in its entirety and substituting in lieu thereof a new ARTICLE THIRD as follows:

“THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.”

SECOND: That the Board of Directors of the Corporation, in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

THIRD: That the Sole Stockholder of the Corporation, in accordance with Sections 228(c) and 242 of the General Corporation Law of the State of Delaware, approved the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

          IN WITNESS WHEREOF, the undersigned being the President and Secretary, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of the Certificate of Incorporation as of this 10th day of November, 1992.

TURRIS COAL COMPANY By: /S/ George J. Oberlick President

ATTEST
By: /S/ S. J. Paul
       Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

           Turris Coal Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Prentice?Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of Turris Coal Company adopted the following resolution on the 21st day of May, 1999.

          Resolved, that the registered office of Turris Coal Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Turris Coal Company has caused this statement to be signed by Kevin Crutchfie1d, its President, this 21st day of May, 1999.

/S/ Kevin Crutchfield Kevin Crutchfield, President

(DEL. - 264 - 6/15/94)
CT System